EXHIBIT 10AAA
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                                 PROMISSORY NOTE

$150,000.00                                                        April 1, 2000
                                                           Boston, Massachusetts


         On demand for value received, Advanced Deposition Technologies, Inc. (the "Borrower") promises to pay to the order of Alexander P. Boxall (the "Lender") the sum of $150,000, together with interest on unpaid balances payable monthly in arrears on the first day of each calendar month or earlier on demand at the Prime Rate in effect from time to time plus one percentage point. Each change in such interest rate shall take effect simultaneously with the corresponding change in such Prime Rate. "Prime Rate" shall mean the rate of interest published in the Wall Street Journal from time to time. Interest shall be calculated on the basis of actual days elapsed and a 360 day year. If this note is not paid in full on the due date, whether as stated or by acceleration, interest on unpaid balances shall thereafter be payable on demand at a fluctuating rate per annum equal to two percentage points above the Prime Rate in effect from time to time.

         The Borrower and every endorser and guarantor of this note hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and consent that this note may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral, and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of the Borrower or any such endorser or guarantor. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of any such right or of any other right hereunder and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion.

         The Borrower and every endorser and guarantor hereof agree to pay on demand, all costs and expenses (including legal costs and attorneys fees) incurred or paid by the holder in enforcing this note on default.

         This note shall take effect as a sealed instrument and shall be governed by the laws of The Commonwealth of Massachusetts.

                                    Advanced Deposition Technologies, Inc.


/s/ Alexander P. Boxall             By:/s/ Glenn J. Walters
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                Witness                Glenn J. Walters
                                       Chairman, CEO and Treasurer